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                                                                    EXHIBIT 5.1

                     LETTERHEAD OF CAHILL GORDON & REINDEL

                                                                  JUNE 24, 2002

Collins & Aikman Corporation
250 Stephenson Highway
Troy, Michigan 48083

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to Collins & Aikman Corporation, a Delaware corporation ("C&A"), (the "Registrant") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed today and relating to the issuance of up to 5,810,131 shares of common stock, par value $0.01 per share, of the Company (the "Shares") covered by the Registration Statement and issuable upon the exercise of previously issued subscription rights as described therein.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinion expressed below.

     In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     We advise you that, in our opinion:

     The Shares to be issued and sold by C&A have been duly authorized, and when delivered and paid for, will be validly issued, fully paid and non-assessable.

     In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under
Section 7 of the Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,